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                                                                      EXHIBIT 23

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-37500) pertaining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, the Registration Statement (Form S-8 No. 333-81461) pertaining to the 1997 Directors Stock Plan of Cullen/Frost Bankers, Inc., and the Registration Statement (Form S-8 No. 333-68928) pertaining to the Cullen/Frost Bankers, Inc. 2001 Stock Plan, of our report dated January 22, 2002, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                        /s/ Ernst & Young LLP

San Antonio, Texas
March 26, 2002